UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/07/2006

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 7, 2006, Technitrol, Inc. and AMI Doduco, Inc. (collectively, the "Companies") entered into a Fee Consignment and/or Purchase of Silver Agreement (the "Agreement") with The Bank of Nova Scotia ("Scotiabank") superseding and replacing the Silver Lease Agreement dated April 9, 1996 between Scotiabank and AMI Doduco, Inc.

Pursuant to the Agreement, the amount of silver held on consignment cannot exceed 3,000,000 troy ounces and the value of silver cannot exceed $33,000,000 US. If the Companies fail to make payments required by the Agreement or if other standard events of default occur, then Scotiabank may terminate the Agreement and require the Companies to deliver to Scotiabank all silver held on consignment and to pay to Scotiabank all amounts due under the Agreement. Scotiabank or the Companies may terminate the Agreement upon 30 days prior written notice.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement which is attached hereto as Exhibit 10.18.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.18. Fee Consignment and/or Purchase of Silver Agreement dated April 7, 2006, among The Bank of Nova Scotia, Technitrol, Inc. and AMI Doduco, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: April 13, 2006	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.18	Scotiabank Agmt